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                                                                   Exhibit 10.21

                                 Lease Agreement

I. Landlord: Samsung HongKong Limited (hereinafter referred to as "Party A")
             Address: Suite 3001-3, 3010-3 30/F, No. 99 Zhonghuan Center,
                      Zhonghuan Queen Avenue, Hong Kong
             Tel:     (00852) 28626000
             Fax:     (00852) 28626484
             Registration No.: 05203811-000-06-01-9

II. Tenant: Sohu ITC Information Technology (Beijing) Co., Ltd (hereinafter referred to as "Party B")
            Address: 15/F, Wing 2, Guang Hua Chang An Mansion, No. 7 Jian Guo
                     Men Nei Avenue, Dongcheng District, Beijing
            Tel:     65102160
            Fax:     65101377
            Registration No.: Qi Du Jing No. 01198

III. Lease Object (hereinafter referred to as "House"): Room 01, 16, 17, 18, 19, 21, 22, 23, 25 and 26, F15, Guang Hua Chang An Mansion, No. 7 Jian Guo Men Nei Avenue, Dongcheng District, Beijing

Party A agrees to lease the above House to Party B as the business premises with the building area of 2,311.68 m2.

IV. Lease Term

1) The lease term is thirty-six (36) months from January 1, 2002 to December 31, 2004.
2) Party A is entitled to claim the House and party B shall return it to party A upon the expiry of the lease term. Party B shall notify Party A three (3) months in advance of the expiry date for the renewal of the lease term.

V. Rent

1) The rent shall be US$ 14.50/ m2/month, making the total of US$ 33,519.36/month, excluding the property management fee and other fees.
2) The rent shall be paid monthly within the last three (3) working days of each month (without notice of Party A). In case of any overdue rent, Party B shall pay the demurrage penalty of 0.05% of the overdue amount. Any failure to pay the due rent in excess of thirty (30) days shall constitute automatic giving-up of the House, which shall be settled according to clause 9.2 hereto.
3) The rent shall be in US dollars, but can be paid in RMB. Party B shall remit the rent by check or wire transfer to the bank account designated by Party A or its authorized representative (details below) according to the average exchange rate of the Bank of China on the date of the payment.
        RMB account: Colliers Jardine CITIC Property Management Co., Ltd Account No: 711021-01-824-000-25580
        Bank: CITIC Industrial Bank
        Bank address: Suite 1606 Capital Mansion, No. 6 Xinyuan Nan Road
                      Chaoyang District, Beijing 100004, China
4)   The rent shall be fixed during the lease term.

VI. Deposit

1) The deposit is equivalent to the 3-month rent, i.e. US$ 100,558.08. Upon the execution of this Agreement, Party B shall pay up the remaining deposit prior to January 1, 2002, i.e. US$ 7,521.25. Upon the expiry of this Agreement, Party A shall return all deposit to Party B (without interest) in case Party B gives up the renewal of this Agreement.
2) In case of termination of this Agreement by Party B during the lease term, the deposit shall not be returned to Party B, to which article 9.2 shall apply.
3) In case Party A fails to collect the rent on schedule or incurs any expense due to the breach of Party B, Party A is entitled to collect the overdue rent or the expenses aforesaid by deduction from the deposit, in part or as a whole, with written notice to Party B three (3) working days in advance.
4) In case of the shortage of the deposit to cover the above rent or expense set out in article 6.2 and 6.3, Party B shall pay up the shortage within ten (10) days after the receipt of the notice thereof from Party A.
5) Party B shall remit the deposit in US$ by wire transfer to the US$ account of Party A.




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VII. Other Fees

1) Party B shall pay the property management fee of the House to the property management company as per the fee standards. In case of any adjustment of the fee during the lease term, the adjustment of the property management company shall prevail.
2) Party B shall pay the electricity fee, energy fee and international satellite TV fee (if any) during the lease term to any relevant authority.
3) Party B shall be liable to any liability arising out of failure or delay of payment of the above fees. Party B shall indemnify Party A for any loss thus incurred.

VIII. Responsibilities of Party A

1) Party A shall not take back the House unreasonably during the lease term. Party B is entitled to reject any such request from Party A, and claim for the deposit from Party A.
2) Party A shall notify Party B three (3) months in advance of any intention to transfer the House to any third party. During the lease term, in case Party B is unqualified for the legal preemption standards or gives up the preemption right, the House may be transferred to any second party other than Party B. Upon such transfer, such other party shall vest the right and obligations of the landlord.
3) In case the property management company of the House fails to perform the obligations as per the management agreement, Party A shall coordinate the dispute.
4)   Party A shall provide legal formal invoices to Party B.
5) Party A shall furnish the legal documents evidencing its identity as the property owner.

IX. Responsibilities of Party B

1) Party B shall pay up the rent, deposit and fees according to article V, VI and VII of renewal agreement hereunder. Any delay of payment shall be deemed as a breach.
2) In case of advance giving-up of the House by Party B, Party A is entitled to terminate this Agreement and reserve all deposit. Party B shall also indemnify the rent loss of the remaining lease term thus incurred.
3) Without prior consent of Party A, Party B shall not transfer the House to any third party. Any unauthorized transfer shall be deemed as the breach.
4) Party B shall protect the House and facilities, and indemnify for any damage due to improper use.
5) Except for the existing decorations and facilities, Party B shall not add other facilities or decorations without the written consent of Party A and other relevant parties. Party B shall restore the House to the original condition at its own cost, and return the House to Party A upon the acceptance of the restoration.
6) Abide by the regulations of Guang Hua Chang An Mansion and its property management company.

X. Force Majeure

1) During the term of this Agreement, neither party shall be liable for any loss or performance failure arising out of the earthquake, typhoon, storm, fire, war and political riot and other force majeure events.
2) In case the House fails normal use due to the damage of force majeure or other uncontrollable events, Party A shall determine whether to repair or renovate within ten (10) days after the damage. Failure of determination during the period shall be deemed as no repair and re-building from the scratch, in this case Party B is entitled to terminate this Agreement. In case Party A determines to repair or re-build the House, the period for the repair or re-building shall not exceed two (2) months. Otherwise, Party B is entitled to terminate this Agreement with notice to Party A one (1) month in advance. Upon the consent of Party A, this Agreement shall terminate upon the sending of the termination notice in writing by Party B. Party B shall return the House to Party A within ten (10) days after the termination date, Party A shall return all deposit and remaining rent to Party B after settling all fees (including property management fee, water/electricity fee and telephone rate).

XI. Disputes

1) Any dispute failing friendly settlement shall be submitted to Beijing Arbitration Committee. The arbitration award is final.

XII. Miscellaneous

1)   The exhibits hereto constitute an integral part of this Agreement.
2)   Any issue uncovered here shall be settled by the parties via consultation.
3) This Agreement shall take effect upon the execution in two (2) copies with each party holding one (1) copy.
4)   Additional conditions:
     a. Party A shall lease rooms 11, 12 and 15 of F15 Guang Hua Chang An Mansion (building area of 335.79 m2) to Part B from February 14, 2002.
     b. The rent is US$14.5/ m2/month, i.e. US$ 4,868.96/month (excluding property management fee and other fees), with 1-month rent-free period for furbishing (March 1, 2002 to March 31, 2002).
     c. The lease term is from March 1, 2002 to December 31, 2004, making a total of thirty-four (34) months.

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     d.   The deposit for rooms 11, 12 and 15 of F15 Guang Hua Chang An Mansion is equal to 3-month rents, i.e. US$ 14,606.88. Party B shall pay up the deposit prior to March 1, 2002. Party A shall return all deposit to Party B (without interest) in case Party B gives up the renewal of the lease term.
     e. Other lease terms of rooms 1511, 1512 and 1515 shall be identical with those of the House.
     f. Party B shall submit the furbishing plan to the property management company for approval in advance of reasonable period (details refer to the Furbishing Regulations of the company). Party B shall submit the furbishing deposit (if any) and non-refundable review fee, soil fee or other fee (if any) together with the design map to the management company.
     g. Any furbishing and decoration of the rented rooms are subject to the approval of Party A or the property management company and relevant parties. Party B shall be liable for any fee and loss arising out of the modification or damage to the in-house facilities and structures in the furbishing by Party B. Party B shall abide by the Furbishing Regulations in the furbishing of the rented rooms.

XIII. List of Exhibits
Break-up payment:

1)   Remaining deposit of the ten rooms:
     US$ 7,521.75, remitted to Hong Kong US$ account prior to January 1, 2002.
2)   Deposit of rooms 1511, 1512 and 1515
     US$ 14,606.88, remitted to Hong Kong US$ account prior to March 1, 2002.
3)   US$ account:
     Account: Samsung Hong Kong Limited
     Account No.: 08081158
     Bank: Citibank N.A.
     Bank address: 49/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central,
                   Hong Kong

This Agreement is signed on December 15, 2001.

     Party A: Samsung Hong Kong Limited (Stamped)

     Party B: Sohu ITC Information Technology (Beijing) Co., Ltd (Stamped)